INTERDIGITAL ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER 2020
21% year-over-year increase in recurring revenue drives fourfold increase in operating income

WILMINGTON, DE. - November 5, 2020 - InterDigital, Inc. (NASDAQ:IDCC), a mobile and video technology research and development company, today announced results for the third quarter ended September 30, 2020.
Third Quarter 2020 Financial Highlights
•Third quarter 2020 recurring revenue was $87.0 million, compared to recurring revenue of $72.1 million in third quarter 2019, a 21% year-over-year increase. This increase was driven by eight new patent license agreements signed over the last twelve months, including Huawei and ZTE. Third quarter 2020 total revenue was $87.5 million, compared to $72.5 million in third quarter 2019.
•Third quarter 2020 operating expenses were $72.1 million, compared to $68.7 million in third quarter 2019 and $0.5 million lower than in second quarter 2020.
•Third quarter 2020 operating income was $15.4 million, compared to $3.8 million in third quarter 2019.
•Third quarter 2020 tax provision includes discrete benefits of $18.5 million, which primarily relates to the expected amendment of a prior year tax return and the reversal of a tax reserve.
•Third quarter 2020 net income1 was $23.8 million, or $0.76 per diluted share, compared to net income of $2.2 million, or $0.07 per diluted share, in third quarter 2019.
“While continuing to prioritize the safety of our employees, we’ve also executed effectively this quarter, driving strong results and highlighting the resilience of our recession resistant business,” noted William J. Merritt, President and CEO of InterDigital. “Our performance reflects the incredible operating leverage in our model, which saw a 21% increase in recurring revenue drive a fourfold increase in year-over-year operating income. Going forward, we remain focused on pursuing agreements with remaining unlicensed handset companies and expanding our consumer electronics licensing business.”
Additional Highlights
•In third quarter 2020, the company recorded $101.3 million of cash provided by operating activities, compared to $125.5 million in third quarter 2019.
•The company generated $85.4 million of free cash flow2 in third quarter 2020, compared to $117.0 million of free cash flow in third quarter 2019.
•In each period, free cash flow was largely driven by cash receipts from existing patent license agreements, a portion of which relates to future periods. Ending cash and short-term investments as of September 30, 2020 totaled $919.4 million.
In light of the ongoing pandemic, the company will remain in a virtual work environment at least through the end of 2020. The company will continue to follow the guidance provided by relevant public health authorities and take a cautious approach to reopening its facilities in 2021.

Conference Call Information
InterDigital will host a conference call on Thursday, November 5, 2020 at 10:00 a.m. ET to discuss its third quarter 2020 financial performance and other company matters. For a live Internet webcast of the conference call, visit www.interdigital.com and click on the link to the live webcast on the Investors page. The company encourages participants to take advantage of the Internet option.
For telephone access to the conference call, dial +1 (800) 367-2403 within the United States and Canada or +1 (334) 777-6978 from outside the United States and Canada. Please call by 9:50 a.m. ET on November 5th and give the operator conference ID number 7531214.
An Internet replay of the conference call will be available on InterDigital’s website in the Investors section. In addition, a telephone replay will be available from 1:00 p.m. ET November 5th through 1:00 p.m. ET November 10th. To access the recorded replay, dial +1 (888) 203-1112 or +1 (719) 457-0820 and use the replay code 7531214.
About InterDigital®
InterDigital develops mobile and video technologies that are at the core of devices, networks, and services worldwide. We solve many of the industry’s most critical and complex technical challenges, inventing solutions for more efficient broadband networks, better video delivery, and richer multimedia experiences years ahead of market deployment. InterDigital has licenses and strategic relationships with many of the world’s leading technology companies. Founded in 1972, InterDigital is listed on NASDAQ and is included in the S&P MidCap 400® index.
InterDigital is a registered trademark of InterDigital, Inc.
For more information, visit the InterDigital website: www.interdigital.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements include information regarding our current beliefs, plans and expectations, including, without limitation, our belief that we will continue to be able to execute strongly on our business during the ongoing COVID-19 pandemic.  Words such as “believe,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “goal,” “see,” and variations of any such words or similar expressions are intended to identify such forward-looking statements.
Forward-looking statements are subject to risks and uncertainties.  Actual outcomes could differ materially from those expressed in or anticipated by such forward-looking statements due to a variety of factors, including, without limitation, those identified in this press release, as well as the following: (i) unanticipated delays, difficulties or accelerations in the execution of patent license agreements; (ii) our ability to leverage our strategic relationships and secure new patent license agreements on acceptable terms; (iii) our ability to enter into sales and/or licensing partnering arrangements for certain of our patent assets; (iv) our ability to enter into partnerships with leading inventors and research organizations and identify and acquire technology and patent portfolios that align with our roadmap; (v) our ability to commercialize our technologies and enter into customer agreements; (vi) the failure of the markets for our current or new technologies and products to materialize to the extent or at the rate that we expect; (vii) unexpected delays or difficulties related to the development of our technologies and products; (viii) changes in our interpretations of, and assumptions and calculations with respect to the impact on us of, the Tax Reform Act, as well as further guidance that may be issued regarding the Tax Reform Act; (ix) difficulties or delays in integrating the Technicolor patent licensing business; (x) failure to accurately forecast the long-term value and costs of the Technicolor business or of certain assets acquired in the transaction; (xi) the resolution of current legal or regulatory proceedings, including any awards or judgments relating to such proceedings, additional legal or regulatory proceedings, changes in the schedules or costs associated with legal or regulatory proceedings or adverse rulings in such legal or regulatory proceedings; (xii) changes or inaccuracies in market projections; (xiii) the potential effects that the ongoing COVID-19 pandemic and/or corresponding macroeconomic uncertainty could have on our financial position, results of operations and cash flows; and (xiv) changes in our business strategy.

We undertake no duty to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.
Footnotes
1    Throughout this press release, net income (loss) and diluted earnings per share (“EPS”) are attributable to InterDigital, Inc. (e.g., after adjustments for noncontrolling interests), unless otherwise stated.
2    Free cash flow is a supplemental non-GAAP financial measure that InterDigital believes is helpful in evaluating the company’s ability to invest in its business, make strategic acquisitions and fund share repurchases, among other things. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company’s cash balance for the period. InterDigital defines “free cash flow” as net cash provided by operating activities less purchases of property and equipment, technology licenses and investments in patents. InterDigital’s computation of free cash flow might not be comparable to free cash flow reported by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A detailed reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP financial measure, is provided at the end of this press release.

SUMMARY CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands except per share data)
(unaudited)

	FOR THE THREE MONTHS ENDED SEPTEMBER 30,		FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2020	2019	2020	2019
REVENUES:
Variable patent royalty revenue	$7,377	$4,683	$17,920	$22,557
Fixed-fee royalty revenue	77,338	63,736	221,023	190,345
Current patent royalties	84,715	68,419	238,943	212,902
Non-current patent royalties	507	(370)	20,461	(4,908)
Total patent royalties	85,222	68,049	259,404	207,994
Current technology solutions revenue	2,271	3,724	8,797	7,794
Patent sales	—	750	—	975
	$87,493	$72,523	$268,201	$216,763
OPERATING EXPENSES:
Patent administration and licensing	40,364	34,772	119,167	108,196
Development	20,845	20,506	61,755	56,028
Selling, general and administrative	10,854	13,471	35,251	40,000
	72,063	68,749	216,173	204,224
Income from operations	15,430	3,774	52,028	12,539
INTEREST EXPENSE	(10,365)	(10,920)	(30,881)	(30,305)
OTHER INCOME, NET	3,994	7,803	13,806	23,772
Income before income taxes	9,059	657	34,953	6,006
INCOME TAX BENEFIT (PROVISION)	12,843	178	5,879	(3,007)
NET INCOME	$21,902	$835	$40,832	$2,999
Net loss attributable to noncontrolling interest	(1,882)	(1,399)	(5,319)	(4,175)
NET INCOME ATTRIBUTABLE TO INTERDIGITAL, INC.	$23,784	$2,234	$46,151	$7,174
NET INCOME PER COMMON SHARE — BASIC	$0.77	$0.07	$1.50	$0.23
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — BASIC	30,804	31,130	30,762	31,757
NET INCOME PER COMMON SHARE — DILUTED	$0.76	$0.07	$1.49	$0.22
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — DILUTED	31,119	31,308	31,029	32,010
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.35	$0.35	$1.05	$1.05

SUMMARY CONSOLIDATED CASH FLOWS
(dollars in thousands)
(unaudited)

	FOR THE THREE MONTHS ENDED SEPTEMBER 30,		FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2020	2019	2020	2019
Income before income taxes	$9,059	$657	$34,953	$6,006
Taxes paid	(4,423)	(6,713)	(18,211)	(16,483)
Non-cash expenses	26,481	29,524	76,627	86,139
Change in deferred revenue	75,749	63,629	53,066	875
Increase (decrease) in operating working capital, deferred charges and other	(5,524)	38,402	(2,223)	(4,561)
Capital spending and capitalized patent costs	(15,981)	(8,483)	(33,601)	(29,185)
FREE CASH FLOW	85,361	117,016	110,611	42,791

Net proceeds from change in long-term investments	4,260	—	4,260	—
Proceeds from sale of business	—	10,000	—	10,000
Proceeds from noncontrolling interest	—	—	—	10,333
Dividends paid	(10,781)	(10,894)	(32,290)	(33,683)
Taxes withheld upon vesting of restricted stock units	(55)	(179)	(1,535)	(4,316)
Payments on long-term debt	—	—	(94,909)	(221,091)
Proceeds from issuance of convertible senior notes	—	—	—	400,000
Purchase of convertible bond hedge	—	—	—	(72,000)
Payment for warrant unwind	—	—	—	(4,184)
Prepayment penalty on long-term debt	—	—	—	(10,763)
Proceeds from hedge unwind	—	—	—	9,038
Proceeds from issuance of warrants	—	—	—	47,600
Payments of debt issuance costs	—	(1,075)	—	(8,375)
Repurchase of common stock	—	—	(349)	(171,269)
Net proceeds from exercise of stock options	—	—	1,792	2
Unrealized gain on short-term investments	(152)	440	983	4,392
NET INCREASE (DECREASE) IN CASH, RESTRICTED CASH AND SHORT-TERM INVESTMENTS	$78,633	$115,308	$(11,437)	$(1,525)

CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
(unaudited)

	SEPTEMBER 30, 2020	DECEMBER 31, 2019
ASSETS
Cash & short-term investments	$919,383	$924,695
Accounts receivable (net)	28,282	28,272
Prepaid and other current assets	84,292	63,365
Property & equipment and patents (net)	453,790	446,556
Other long-term assets (net)	154,747	149,194
TOTAL ASSETS	$1,640,494	$1,612,082

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of long-term debt	$—	$94,170
Accounts payable, accrued liabilities, taxes payable & dividends payable	69,326	64,734
Current deferred revenue	248,086	146,654
Long-term deferred revenue	108,587	123,653
Long-term debt & other long-term liabilities	411,819	396,590
TOTAL LIABILITIES	837,818	825,801
TOTAL INTERDIGITAL, INC. SHAREHOLDERS' EQUITY	783,271	761,557
Noncontrolling interest	19,405	24,724
TOTAL EQUITY	802,676	786,281
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,640,494	$1,612,082

RECONCILIATION OF FREE CASH FLOW TO NET CASH
PROVIDED BY OPERATING ACTIVITIES

In the summary consolidated cash flows and throughout this release, the company refers to free cash flow. The table below presents a reconciliation of this non-GAAP financial measure to net cash provided by operating activities, the most directly comparable GAAP financial measure.

	FOR THE THREE MONTHS ENDED SEPTEMBER 30,		FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$101,342	$125,499	$144,212	$71,976
Purchases of property, equipment, & technology licenses	(6,104)	(200)	(9,875)	(3,062)
Capitalized patent costs	(9,877)	(8,283)	(23,726)	(26,123)
Free cash flow	$85,361	$117,016	$110,611	$42,791

CONTACT:	InterDigital, Inc.
Tiziana Figliolia
Email: tiziana.figliolia@interdigital.com
+1 (302) 300-1857